UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2007

SYNTROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-21911	73-1565725
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4322 South 49th West Avenue Tulsa, Oklahoma	74107
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 592-7900

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs associated with Exit or Disposal Activities

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective December 28, 2007, John B. Holmes, Jr., the Company’s Chief Executive Officer has elected to retire from the Company. Mr. Holmes will resign his positions as an officer and director of the Company effective November 19, 2007. The Company and Mr. Holmes have entered into a retirement agreement dated November 15, 2007 which will provide Mr. Holmes a lump sum payment on December 28, 2007 of $576,202.19, one year of continued health insurance coverage, and continuation of his options for the life of the option period set forth in the relevant option agreements.

Effective December 2, 2007, Kenneth L. Agee, the Company’s Chairman of the Board and Chief Research Officer, has elected to retire from the Company. Mr. Agee will resign his positions as an officer, director and chairman of the Board of Directors, effective November 19, 2007. The Company and Mr. Agee have entered into a retirement agreement dated November 16, 2007 which will provide Mr. Agee a lump sum payment on November 30, 2007 of $499,374.87, one year of continued health insurance coverage, and the transfer of a 2006 Volkswagen Jetta automobile. Mr. Agee also received a grant of restricted stock totaling 150,000 shares of the Company’s common stock which will vest upon the acceptable completion of certain technology documentation. If the restricted stock has not vested by March 31, 2008 the grant will terminate. The Company is also in negotiations with Mr. Agee to sell certain laboratory facilities to him which otherwise will be closed.

Mr. Edward G. Roth has been elected by the Board of Directors as the Company’s President and Chief Executive Officer effective November 19, 2007. Mr. Roth was previously President and Chief Operating Officer. The Board of Directors has also elected Mr. Robert B. Rosene, a current director, as the non-executive Chairman of the Board effective November 19, 2007.

On November 13, 2007 the Board of Directors approved a restructuring of the Company which will include a reduction in force during the fourth quarter of 2007 and the first quarter of 2008. At the conclusion of the reduction in force, the Company will have approximately 22 employees. Two of the remaining employees will transfer to Dynamic Fuels, LLC, the Company’s venture with Tyson Foods to build a renewable synthetic fuels plant in Geismar, Louisiana. The two employees will be the plant’s supervisors. The Company estimates that the total costs for the restructuring of the Company will be $7,703,000, including employee related expenditures of $5,298,000, plant dismantlement of $2,175,000, and lease buyouts of $230,000 to be paid during the period of 2007 through 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SYNTROLEUM CORPORATION

Date: November 19, 2007

By: /s/ Richard L. Edmonson
Richard L. Edmonson
Senior Vice President, General Counsel and
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.68	Script of the Syntroleum Corporation Conference Call with Analysts- November 19, 2007

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